UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

Neogen Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-17988	38-2367843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place
Lansing, Michigan		48912
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (517) 372-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.16 par value per share	NEOG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Award of Performance Share Units (PSUs)

Since fiscal year 2021, the long-term incentive compensation payable to the executive management team of Neogen Corporation (the “Company”) has consisted of stock options and restricted stock units (RSUs). For fiscal year 2026, the Company has determined that the long-term incentive compensation payable to its executive management team will consist of performance share units (PSUs) that may be earned over a three-year performance period and options. The addition of PSUs is intended to better align executive compensation with our transformational and strategic plan as well as market performance.

Accordingly, on August 15, 2025, the Company granted the following PSUs to the following officers (the “Named Executive Officers” or “NEOs”) as part of their fiscal 2026 long-term incentive compensation:

Executive Officer	Title	Target No. of PSUs Granted
Mikhael Nassif	Chief Executive Officer (CEO)	414,365
David Naemura	Chief Financial Officer (CFO) and Chief Operating Officer (COO)	230,203
Amy Rocklin	Chief Legal and Compliance Officer (CLCO)	119,705

Each PSU represents the right to receive one share of the Company’s common stock based on the actual performance by the Company over a three-year performance period consisting of fiscal years 2026, 2027, and 2028 (the “Performance Period”) on the following three metrics as compared to targets established by the Company:

Performance Metric	Weighting
Revenue – Compounded Annual Growth Rate (CAGR)	40%
Adjusted EBITDA Margin Expansion	30%
Cash Flow Conversion	30%

The Company has omitted the specific targets established by the Company for these metrics because they involve confidential financial information, the disclosure of which would result in competitive harm to the Company. The Company believes the target performance goals have been set at challenging, yet achievable, levels that will require significant and sustained performance.

Threshold performance against the target metrics will result in a 50% payout of the target PSUs, maximum performance will result in a 200% payout of the target PSUs, and performance between those performance levels will result in an award determined based on straight line interpolation. As a result, the maximum number of shares of the Company’s common stock that may be issuable for each PSU award is equal to 200% of the target number of PSUs.

In addition, each PSU award will be subject to a modifier based on the Company’s relative total shareholder return (rTSR) over the Performance Period compared to a peer group comprised of the companies within the S&P 600 Healthcare Equipment & Services (subject to potential adjustment to account for certain extraordinary events, the “Peer Group”). The rTSR modifier provides for a 20% increase to the earned PSUs if our relative TSR performance is at or above the 75th percentile of the Peer Group (subject to the overall maximum award equal to 200% of target) or a 20% decrease to the PSUs earned if our relative TSR performance is below the 25th percentile of the Peer Group. There will be no modification to the number of earned PSUs if our relative TSR performance is at least equal to the 25thpercentile but less than the 75th percentile of the Peer Group.

Within 90 days following the end of the Performance Period, the Compensation & Talent Management Committee of the Board of Directors (the “Committee”) will determine the Company’s actual performance over the Performance Period as compared to the metrics established by the Company and the application of the rTSR multiplier. To the extent any PSUs are actually earned by the NEO based on these determinations, shares of the Company’s common stock will be issued to the NEO as soon as practicable thereafter. Such shares will be fully-vested upon issuance. Until such time that shares are issued upon the settlement of PSUs, if any, the PSUs do not entitle the NEOs to any ownership interest in any shares or any rights of a shareholder with respect to the PSUs.

These awards were approved by the Committee and, with respect to the CEO, by the full Board of Directors. The PSUs represent 50% of each NEO’s target long-term incentive compensation for fiscal 2026.

The above summary of these PSUs is qualified in its entirety by the terms of the actual award agreements, which will be filed as exhibits to the Company’s Form 10-Q for the fiscal quarter ending August 31, 2025.

Balance of Fiscal 2026 Long-Term Incentive Grants

As previously disclosed on a Form 8-K filed July 24, 2025, the total fiscal 2026 long-term incentive grant to Mr. Nassif is valued at $4.5 million, with the composition of such grant to be approved by the Board of Directors. In addition to the PSUs disclosed above (representing 50% of the grant), the Board of Directors approved the balance of such grant being awarded in stock options (50% of the grant). Accordingly, on August 15, 2025, the Company granted Mr. Nassif options to purchase up to 1,065,042 shares of the Company’s common stock as part of his fiscal 2026 long-term incentive compensation. The options vest ratably over three years, have a ten year term, and have a strike price per share equal to the closing price of the Company’s common stock on the grant date ($5.43). The options were awarded as an inducement grant in connection with the hiring and appointment of Mr. Nassif as CEO effective August 11, 2025, and were not granted pursuant to the Neogen Corporation 2023 Omnibus Incentive Plan (the “Plan”); however, the options were granted on terms materially consistent with the terms specified by the Plan.

Similarly, the balance (50% of the total award) of the fiscal 2026 long-term incentive award for the other NEOs was also awarded in stock options. Accordingly, on August 15, 2025, the Company granted Mr. Naemura and Ms. Rocklin options to purchase up to 591,690 and 307,680 shares of the Company’s common stock, respectively, as part of their fiscal 2026 long-term incentive compensation. The options vest ratably over three years, have a ten year term, and have a strike price per share equal to the closing price of the Company’s common stock on the grant date ($5.43). The options granted to Mr. Naemura and Ms. Rocklin were granted pursuant to the Plan.

The above summary of the options granted to the NEOs is qualified in its entirety by the terms of the actual award agreements, which will be filed as exhibits to the Company’s Form 10-Q for the fiscal quarter ending August 31, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION

Date:	August 21, 2025	By:	/s/ Amy M. Rocklin
Name: Amy M. Rocklin Title: Chief Legal & Compliance Officer, Corporate Secretary